As filed with the Securities and Exchange Commission on May 3, 1999
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 PIZZA INN, INC.
             (Exact name of registrant as specified in its charter)
        Missouri                                       47-0654575
(State of incorporation)                 (I.R.S. Employer Identification Number)
                                 Pizza Inn, Inc.
                                5050 Quorum Drive
                                    Suite 500
                               Dallas, Texas 75240
          (Address, including zip code, of principal executive offices)

                              1993 Stock Award Plan
                              (Full title of plan)

                                 B. Keith Clark
                                 Pizza Inn, Inc.
                                5050 Quorum Drive
                                    Suite 500
                               Dallas, Texas 75240
                     (Name and address of agent for service)

                                 (972) 701-9955
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Patrick J. Respeliers
                            Morrison & Hecker L.L.P.
                                2600 Grand Avenue
                           Kansas City, Missouri 64108
                                 (816) 691-2600

                         CALCULATION OF REGISTRATION FEE
======================= ================ ================== ================== ================
 Title of Securities     Amount to be    Proposed Maximum   Proposed Maximum      Amount of
   To be Registered     Registered<F1>    Offering Price        Aggregate       Registration
                                           Per Share <F2>    Offering Price          Fee
======================= ================ ================== ================== ================

Shares of Common Stock          737,000            $3.4375      $2,533,437.50         $ 704.30
                                 15,000            $4.1250        $ 61,875.00          $ 17.20
                                  5,000            $4.2500        $ 21,250.00          $  5.91
Total                            60,000            $4.8750       $ 292,500.00          $ 81.32
                                 30,000            $5.2500       $ 157,500.00          $ 43.79
                                153,000            $5.0000       $ 765,000.00         $ 212.67
                        --      -------                          ------------         --------
                              1,000,000                         $3,831,562.50        $1,065.19
======================= ================ ================== ================== ================

<F1>In the  event of a stock  split,  stock  dividend,  or  similar  transaction involving the common stock of the Corporation (the "Shares"), the number of Shares registered hereby shall automatically be increased to cover such additional Shares as may be issued, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
<F2>Computed pursuant to Rule 457(h) under the Securities Act.

                                EXPLANATORY NOTE

        3,200,000 shares of Common Stock of the registrant were previously registered under Registration Statement No. 33-71700 in connection with awards to be made pursuant the registrant's 1992 Stock Award Plan, 1993 Stock Award Plan and 1993 Outside Directors Stock Award Plan. An additional 1,000,000 shares of the Common Stock of the registrant are being registered hereunder in connection with awards to be made under the registrant's 1993 Stock Award Plan. Pursuant to Rule 429 under the Securities Act, the Reoffer Prospectus which is filed as a part of this Registration Statement updates each Prospectus included in Post-Effective Amendment No. One to Registration Statement No. 33-71700, filed on November 15, 1993, and Post-Effective Amendment No. Two to Registration Statement No. 33-71700, filed on January 26, 1996. The Reoffer Prospectus which is filed as a part of this Registration Statement applies to all 4,200,000 shares registered in connection with awards to be made pursuant to the plans. The Reoffer Prospectus has been prepared in accordance with the requirements of
Part I of Form S-3 and may be used for reoffers or resales of the shares of Common Stock of the registrant acquired by "affiliates" (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended) pursuant to the exercise of options under the plans.

                                 Pizza Inn, Inc.

                               REOFFER Prospectus

                        4,200,000 Shares of Common Stock
                           (par value $0.01 per share)


        This prospectus relates to the offer and sale of shares of our common stock that the selling stockholders described in this prospectus may offer for their own benefit. We will receive none of the proceeds from the sale of the shares. We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all selling and other expenses they incur.

        The selling stockholders will acquire the common stock when they exercise options granted to them under our 1992 Stock Award Plan, our 1993 Stock Award Plan and our 1993 Outside Directors Stock Award Plan. We cannot currently determine the exact number of shares of common stock which the selling stockholders may acquire, and the number of such shares which may be reoffered and resold pursuant to this prospectus.

        We list our Common Stock on the NASDAQ system under the symbol "PZZI". On April 28, 1999, the last reported price of Common Stock on the NASDAQ system was $3.50.

             See "Risk Factors" beginning on page 2 for a discussion
                 of the material risks involved in investing in our securities.

        This prospectus is not an offer to sell the securities and it is not soliciting any offer to buy the securities in any state where the offer and sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this Reoffer Prospectus is May 3, 1999

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----
        Risk Factors............................................       2

        The Corporation.........................................       3

        Selling Stockholders....................................       3

        Use of Proceeds.........................................       5

        Plan of Distribution....................................       5

        Where You Can Find More Information.....................       5



                                  RISK FACTORS

        Before you invest in our common stock, you should carefully consider the risks involved. The following is a summary of several risk factors associated with an investment in our common stock.

We May Not Be Able To Obtain Additional Financing

      Because substantially all of our assets are pledged to secure our obligations under our bank loan agreement, additional financing may not be available. Additionally, we will need portions of our cash flow to repay loans and other obligations. Therefore, cash generated from ongoing operations must generally supply any additional cash needs.

        Our debt is secured by all of our assets. Such debt may leave us vulnerable to certain risks, including:

     o possible unavailability of additional financing in the future for working capital, capital expenditures or other purposes; and

     o possible increases in interest expense due to the variable interest rates on the indebtedness.

Our Industry Is Highly Competitive

        The restaurant business is highly competitive and susceptible to changes in the eating preferences of the public. There are many pizza restaurants and our franchisees have numerous competitors in the restaurant and food service business. Some of those competitors have greater name recognition and are better capitalized than us and offer alternative menu items at equivalent prices.

We Are Dependent On Our President

        We are dependent in part upon the services of Mr. C. Jeffrey Rogers, the President and Chief Executive Officer. He is also a principal shareholder. Our banks can require us to repay our loan if Mr. Rogers does not own at least 15% of our common stock.

We Are Dependent On Franchisees To Select Qualified Managers

        Almost all of our restaurants are operated by franchisees. Although we select qualified and experienced franchisees, the franchisees are responsible for hiring and training qualified managers for their restaurants. Restaurant success depends on experienced and competent managers. If our franchisees do not select qualified managers, our operating results could be adversely affected.

Net Operating Loss Carryforwards

        We have developed a business plan that includes using the net operating losses currently held by us for tax purposes. We believe that we benefit substantially from the current and future use of net operating loss carry-forwards to reduce federal income tax liability. However, we cannot be certain that we will be able to fully use the net operating losses for tax purposes.

                                 THE CORPORATION

General

      Pizza Inn, Inc., a Missouri corporation incorporated in 1983, is the successor to a Texas company of the same name which was incorporated in 1961. We are the franchisor and food and supply distributor to a system of restaurants operating under the trade name "Pizza Inn".

      On April 20, 1999, the Pizza Inn system consisted of 512 units, including three units operated by us (for product testing and franchisee training, and serving customers) and 509 franchised units. The domestic units are comprised of:

           o   281 full service units;

           o   46 delivery/carry-out units; and

           o   128 Express units.

           The international units are comprised of:

           o   19 full service units;

           o   23 delivery/carry-out units; and

           o   15 Express units.

       Pizza Inn units are currently located in 22 states and 14 foreign countries. Domestic units are located predominantly in the southern half of the United States. Norco Manufacturing and Distributing Company, a division of the Company, distributes food products, equipment, and other supplies to units in the United States and, to the extent feasible, in other countries.

       Our executive offices are located at 5050 Quorum Drive, Suite 500, Dallas, Texas 75240 and our telephone number is (972) 701-9955.

                              SELLING STOCKHOLDERS

        The selling stockholders have or will acquire the shares of common stock offered under this prospectus when they exercise options granted by us pursuant to the plans.

        The following table shows as of April 23, 1999:

           o the name of each selling stockholder and his or her position during the past three years;

           o the number of shares he or she beneficially owned on April 23, 1999;

           o the maximum number of shares of common stock that he or she may acquire pursuant to the plans and offer for resale under this prospectus as of the date of this prospectus; and

           o the number of shares and percentage of common stock that he or she will own assuming sale of the maximum number of shares to be acquired pursuant to the plans and offered for sale pursuant to this prospectus.


                                        Shares
                                    (Including All          Shares
                                    Shares Subject       Acquired or
                                      to Options)        Expected to           Shares        Percentage of
                                       Owned on          Be Acquired           to be          Shares to be
       Name and Position(s)            April 23        Pursuant to Plan     Owned after       Owned after
      with Pizza Inn, Inc.               1999<F1>          Options           Offering           Offering
   ----------------------------    ---------------        ---------        -------------        --------
C. Jeffrey Rogers                      4,234,819          1,460,000        2,774,819              21.5%
President, Vice Chairman and
Chief Executive Officer

Ronald W. Parker                       1,371,465          1,023,500          347,965               2.8%
Executive Vice President and
Chief Operating Officer

B. Keith Clark                            33,594             61,500            6,091                *
General Counsel and Secretary

Dennis L. Essary                          19,137             29,500            9,386                *
Vice President of
Norco Operations

Bradford S. Lucky                         20,000             58,500                --               *
Vice President of Marketing

William R. Miniat                          8,895             29,500            2,145                *
Director of Sales--Norco Division

Ward T. Olgreen                           73,869             76,500           30,535                *
Vice President of Concept
Development

Shawn M. Preator                              17              3,500               17                *
Controller and Treasurer

Robert L. Soria                           25,892             42,000            4,892                *
Vice President Restaurant
Development

Karen A. Steinbach                        22,552             70,000            3,052                *
Vice President of Franchise
Operations and Training

<F1>    The number of shares  shown  includes  the shares  actually  owned as of
        April 23, 1999 and the shares that the listed person had the right to acquire within 60 days of April 23, 1999 pursuant to the exercise of stock options or conversion of securities.

*       Less than 1%.

        The preceding table reflects all selling stockholders who are eligible to reoffer and resell shares, whether or not they intend to do so. We cannot assure you that any of the selling stockholders will sell any or all of the shares offered by them hereunder. The inclusion in the foregoing table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.


        We may amend this prospectus to add or delete selling stockholders.

                                 USE OF PROCEEDS

        Any shares of common stock sold under this prospectus will be sold by the selling stockholders for their own accounts and they will receive all proceeds from any such sales. We will receive none of the proceeds from the sale of shares which may be offered but will receive funds upon the exercise of the options pursuant to which the selling stockholders will acquire the shares covered by this prospectus. These funds will be used for working capital purposes.

                              PLAN OF DISTRIBUTION

        The selling stockholders have not advised us of any specific plans for the distribution of the shares of common stock covered by this prospectus, but, if and when shares are sold, we anticipate that the shares will be sold from time to time primarily in transactions on the NASDAQ National Market at the prevailing market price. However, sales may also be made in negotiated transactions at prices related to prevailing market price or at other prices. If shares of common stock are sold through brokers, the selling stockholders may pay customary brokerage commissions and charges. The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commission). The selling stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read our SEC filings over the Internet at the SEC's website at http:\\www.sec.gov. You may also read and copy documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

        We provide you with an annual report within 90 days after the close of our fiscal year. The annual report contains audited financial statements and a related report by our independent public accountants.

        Our common stock is listed and traded on the NASDAQ National Market. You can read and copy information about us at the NASD's offices at its Market Listing Qualifications Department, 1735 "K" Street, N.W., Washington, D.C. 20006-1500.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose to you important information contained in other documents filed with the SEC by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

(1) Our Annual Report on Form 10-K, as amended, for the fiscal year ended June 28, 1998 (the "Form 10-K");

(2) Our Quarterly Reports on Form 10-Q for the periods ended September 27, 1998 and December 27, 1998.

(3) All other reports filed by us pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of our fiscal year ended June 28, 1998;

(4) The description of our common stock has been incorporated by reference to our Registration Statement on Form S-1 (as filed with the Securities and Exchange Commission on January 23, 1991, File No. 33-38729).

        We also incorporate by reference all documents we have filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities still unsold.

        If information in incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                      Pizza Inn, Inc.
                      5050 Quorum Drive
                      Suite 500
                      Dallas, Texas  75240
                      Attention:  Corporate Secretary
                      (972) 701-9955

        You should only rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling stockholders are making offers of the securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents filed by the Company with the SEC pursuant to the Exchange Act are incorporated in this Registration Statement by reference:

(1) Our Annual Report on Form 10-K, as amended, for the fiscal year ended June 28, 1998 (the "Form 10-K");

(2) Our Quarterly Reports on Form 10-Q for the periods ended September 27, 1998 and December 27, 1998;

(3) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended June 28, 1998;

(4) The description of the common stock has been incorporated by reference to the Company's Registration Statement on Form S-1 (as filed with the Securities and Exchange Commission on January 23, 1991, File No.
    33-38729).

Item 4.  Description of Securities.

        Not applicable, the shares are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        The  Revised  Statutes  of  Missouri,   Chapter  351,  General  Business
Corporations, Section 351.355, provides as follows:

        1. A corporation created under laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

        4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

        5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

        6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

        8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

        9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

        10. For the purpose of this section, references to `the corporation' include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

        11. For purposes of this section, the term `other enterprise' shall include employee benefit plans; the term `fines' shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term `serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner `not opposed to the best interests of the corporation' as referred to in this section.

        Article XI of the Corporation's Restated Articles of Incorporation provides as follows:

        11.1 The Corporation may agree to the terms and conditions upon which any director or officer accepts his office or position and in its By-laws or by contract may agree to indemnify and protect each and all of such persons and any person who, at the request of the Corporation served as a director or officer of another Corporation in which this Corporation owned stock against all costs and expenses reasonably incurred by any or all of them, and all liability imposed or threatened to be imposed upon any or all of them, by reason of or arising out of their or any of them being or having been a director or officer of this Corporation or of such other corporation; but any such By-law or contractual provision shall not be exclusive of any other right or rights of any such director or officer to be indemnified and protected against such costs and liabilities which he may otherwise possess.

        11.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

        11.3 This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper. Any indemnification under this Article XI (unless ordered by a Court) shall be made by this Corporation only as authorized in the specific instance upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article XI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this
Article XI, or in defense of any
claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

        11.4 Expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific instance upon receipt of an undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

        11.5 The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        11.6 For the purposes of this Article XI, references to this `Corporation' include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation as a director, officer, employee, partner, trustee or agent of another enterprise shall stand in the same position under the provisions of this Article XI with respect to the resulting surviving corporation in the same capacity.

        11.7 In the event any provision of this Article XI shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provisions of this Article XI and any other provisions of this Article XI shall be construed as if such invalid provisions had not been contained in this
Article XI.

        Article XI of the Corporation's By-laws provides as follows:

                    INDEMIFICATION OF OFFICERS AND DIRECTORS
                   AGAINST LIABILITIES AND EXPENSE IN ACTIONS

        1. Indemnification with Respect to Third Party Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

        2. Indemnification with Respect to Actions by or in the Right of the Corporation. This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, except that no indemnification shall be made in respect of any claim, issue or matter if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any indemnification under this Article XI (unless ordered by a court) shall be made by this Corporation only as authorized in the specific instance upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article XI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this
Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by him, in connection with the action, suit, or proceeding.

        3. Payment of Expenses in Advance of Disposition of Action. Expenses incurred in defending any actual or threatened civil or criminal action, suit, or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit, or proceeding, as authorized by the Board of Directors in the specific instance upon receipt of any undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount, unless it shall be ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

        4. Indemnification Provided in this Article Non-Exclusive. The indemnification provided in this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrator of such a person.

        5. Definition of `Corporation'. For the purposes of this Article XI, references to this `Corporation' include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation as a director, officer, employee, partner, trustee or agent of another enterprise shall stand in the same position under the provision of this Article XI with respect to the resulting surviving corporation in the same capacity.

        6. Saving Clause. In the event any provision of this Article XI shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provisions of this Article XI and any other provisions of this Article XI shall be construed as if such invalid provisions had not been contained in this Article XI.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        The following exhibits are filed herewith or are incorporated herein by reference to the indicated documents filed by the Company with the SEC.

        4.1* Provisions regarding Common Stock in Article IV of the Restated Articles of Incorporation, as amended

        4.2 Provisions regarding Redeemable Preferred Stock in Article V of the Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1993 and incorporated herein by reference)

        5.1* Opinion of Morrison & Hecker L.L.P. as to legality (including consent of such firm)

        23.1*  Consent of Morrison & Hecker L.L.P. (included in Exhibit 5.1)

        23.2*  Consent of PricewaterhouseCoopers LLP

        24.1*  Power of Attorney (included in signature page)


*  Filed herewith.

Item 9.  Undertakings.

        A.     The undersigned registrant hereby undertakes:

               (i) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

                             (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                             (b) reflect in the  prospectus  any facts or events
                      arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of
                      securities   offered  (if  the  total   dollar   value  of
                      securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                             (c) include any material  information  with respect
                      to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                             provided,  however,  that paragraphs (a) and (b) do
               not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (iii) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the security being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 3, 1999.

                                             PIZZA INN, INC.


                                             By:    /s/ C. Jeffrey Rogers
                                                    --------------------------
                                                    C. Jeffrey Rogers
                                                    President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Jeffrey Rogers, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file any or all amendments (including post-effective amendments) to this Registration Statement and any and all other documents in connection therewith, and all exhibits thereto with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME AND POSITION                                                    DATE


/s/ Steve A. Ungerman                                                May 3, 1999
--------------------------------------------
Steve A. Ungerman
Director and Chairman of the Board


/s/ C. Jeffrey Rogers                                                May 3, 1999
--------------------------------------------
C. Jeffrey Rogers
Director, Vice Chairman, President and
Chief Executive Officer (Principal Executive Officer)


/s/ Butler E. Powell                                                 May 3, 1999
--------------------------------------------
Butler E. Powell
Director

/s/ Rammon D. Phillips                                               May 3, 1999
--------------------------------------------
Ramon D. Phillips
Director

/s/ F. Jay Taylor                                                    May 3, 1999
--------------------------------------------
F. Jay Taylor
Director

/s/ Bobby L. Clairday                                                May 3, 1999
--------------------------------------------
Bobby L. Clairday
Director


/s/ Ronald W. Parker                                                 May 3, 1999
--------------------------------------------
Ronald W. Parker
Director, Executive Vice President and
Chief Operating Officer
(Principal Financial Officer)


/s/ Shawn M. Preator                                                 May 3, 1999
--------------------------------------------
Shawn M. Preator
Controller and Treasurer
(Principal Accounting Officer)

                                  EXHIBIT INDEX


Exhibit        Document

4.1* Provisions regarding Common Stock in Article IV of the Restated Articles of Incorporation, as amended

4.2 Provisions regarding Redeemable Preferred Stock in Article V of the Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1993 and incorporated herein by reference)

5.1* Opinion of Morrison & Hecker L.L.P. as to legality (including consent of such firm)

23.1*          Consent of Morrison & Hecker L.L.P. (included in Exhibit 5.1)

23.2*          Consent of PricewaterhouseCoopers LLP

24.1*          Power of Attorney (included in signature page)


*  Filed herewith.